UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549
_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported:  February 10, 2012

American Airlines, Inc.
(Exact name of registrant as specified in its charter)

          Delaware                                 1-2691                                  13-1502798
(State of Incorporation)  ( Commission File Number)   (IRS Employer Identification No.)

4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)                     (Zip Code)

                     (817) 963-1234
                                                                                         (Registrant's telephone number)

                        (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

C:\NRPORTBL\US_ACTIVE\GAILDAVI\43914173_1.DOC

Item 8.01.                      Other Events

American Airlines, Inc. is filing herewith a press release issued on February 10, 2012 as Exhibit 99.1, which is included herein.  This press release was issued to announce that American Airlines, Inc. obtained a final stock and claims order for trading requirements.

Item 9.01.                      Financial Statement and Exhibits

Exhibit
Number                          Description

99.1                                  Press release dated February 10, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                   American Airlines, Inc.

/s/ Kenneth W. Wimberly
  Kenneth W. Wimberly
Corporate Secretary

Dated:  February 13, 2012

EXHIBIT INDEX

Exhibit 99.1	Description February 10, 2012

                CONTACT:                  Sean Collins
Corporate Communications
Fort Worth, Texas
817-967-1577
mediarelations@aa.com

FOR RELEASE:  Friday, Feb. 10, 2012

AMERICAN AIRLINES OBTAINS FINAL STOCK AND CLAIMS ORDER
FOR TRADING REQUIREMENTS

FORT WORTH, Texas –  On Nov. 29, 2011, AMR Corporation (“AMR”) and certain of its subsidiaries, including American Airlines, Inc. and AMR Eagle Holding Corporation (collectively, the “Debtors”), filed a motion (the “Motion”) with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) seeking an order (i) restricting certain transfers of interest in AMR Common Stock (trading symbol: AAMRQ), and certain transfers of claims against the Debtors, and (ii) imposing certain notification requirements with respect to substantial owners of AMR Common Stock and substantial owners of unsecured claims against the Debtors (including certain tax-exempt bonds and instruments issued by obligors in leveraged lease and non-leveraged lease structures that represent or subsequently may represent interests in claims against the Debtors).  The order is intended to prevent certain transfers of AMR Common Stock and certain transfers of claims against the Debtors that could impair the ability of one or more of the Debtors’ estates to use their net operating loss carryovers and certain other tax attributes on a reorganized basis.
After having granted the Motion on Nov. 30, 2011, on an interim basis only, the Bankruptcy Court entered a modified order on a final basis (the “Final Order”) on Jan. 27, 2012.  All procedures reflected in the Final Order currently apply and must be complied with.  Accordingly, any acquisition, disposition, or other transfer of equity or claims on or after Nov. 29, 2011, in violation of the restrictions set forth in the Final Order shall be null and void ab initio and/or subject to sanctions as an act in violation of the automatic stay under sections 105(a) and 362 of the United States Bankruptcy Code.
The Final Order applies to “Substantial Equityholders,” being persons who are, or as a result of a transaction would become, the beneficial owner of approximately 4.5 percent of the outstanding shares of AMR Common Stock.  It also applies to “Substantial Claimholders,” being persons who are, or as a result of a transaction become, the beneficial owner of unsecured claims in excess of a threshold amount of unsecured claims.  The initial threshold amount is $190 million, but the amount may be subsequently increased or decreased under certain circumstances in connection with the Debtors’ filing of a Chapter 11 plan.  A copy of the notice of the Final Order, which includes complete definitions of “Substantial Equityholders” and “Substantial Claimholders” and the applicable notification requirements and restrictions, is available on the website of the Debtors’ claims agent: http://www.amrcaseinfo.com/restrictions.php

About American Airlines
American Airlines, American Eagle and the AmericanConnection® carrier serve 260 airports in more than 50 countries and territories with, on average, more than 3,300 daily flights. The combined network fleet numbers more than 900 aircraft. American’s award-winning website, AA.com®, provides users with easy access to check and book fares, plus personalized news, information and travel offers. American Airlines is a founding member of the oneworld® alliance, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own. Together, its members and members-elect serve more than 900 destinations with more than 10,000 daily flights to 149 countries and territories. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation. AmericanAirlines, American Eagle, AmericanConnection, AA.com, and AAdvantage are trademarks of American Airlines, Inc.  AMR Corporation common stock trades under the symbol “AAMRQ” on the OTCQB marketplace, operated by OTC Markets Group.

AMR Corporation, and certain of its United States-based subsidiaries, including American Airlines, Inc. and AMR Eagle Holding Corporation, on Nov. 29 filed voluntary petitions for Chapter 11 reorganization in the U.S. Bankruptcy Court for the Southern District of New York. More information about the Chapter 11 filing is available on the Internet at http://aa.com/restructuring.

Forward Looking Statements
This press release contains "forward-looking statements." These statements are based on AMR management's current expectations and assumptions, and as such involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those that the company now anticipates — both in connection with the Chapter 11 filings and AMR's business and financial prospects. Statements of management's expectations, including its desire to successfully restructure in order to return the company to long term viability and financial strength, to compete effectively in the marketplace, to cut costs and to restore profitability, are based on current assumptions and expectations. No assurance can be made that these events will come to fruition. Readers are referred to the documents filed by the company with the Securities and Exchange Commission, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this release. Those risks include, without limitation, the potential impact of volatile and rising fuel prices. The company disclaims any obligation to update any forward looking statements.

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Current AMR Corp. news releases can be accessed at http://www.aa.com